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                                                                    EXHIBIT 10.4


                        FIRST AMENDMENT TO ALLERGAN, INC.
               SUPPLEMENTAL RETIREMENT INCOME PLAN (RESTATED 1996)

The ALLERGAN, INC. SUPPLEMENTAL RETIREMENT INCOME PLAN (the "Plan") is hereby amended to read as follows:

1. Section 1.3 of the Plan is amended in its entirety as follows:

                  1.3 Participation. Participation in this Plan shall be open to all Eligible Employees of the Sponsor and any Affiliated Company. For purposes of the preceding sentence, "Eligible Employees" means any management employee of the Sponsor or any Affiliated Company whose benefits under the Pension Plan are limited by reason of Code Section
         415. Notwithstanding the preceding sentence, an Eligible Employee shall not include any individual who (a) performs services for the Sponsor or an Affiliated Company and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Sponsor or an Affiliated Company or (b) performs services for the Sponsor or an Affiliated Company pursuant to an agreement between the Sponsor or an Affiliated Company and any other person including a leasing organization.

2. The effective date of this First Amendment shall be January 1, 1999.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment on the 26th day of August, 1999.

ALLERGAN, INC.


By: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary